Exhibit 10.5.3
                              CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") made as of December 1, 2000, is by and between Quick-Med Technologies, Inc., a Delaware corporation, with its principal place of business at 401 N.E. 25th Terrace Boca Raton, Florida 33431 (the "Company"), and William Toreki, having his principal place of business at 4632 SW 47 Way Gainesville, FL 32608 (the "Consultant").

                                R E C I T A L S:
                                - - - - - - - -

         A. The Company is engaged in the development of certain healthcare products and desires to retain Consultant to provide certain consulting services relating to such products.

         B. Consultant desires to provide certain consulting services to the Company in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1. Consulting Services. During the term of this Agreement, Consultant is hereby retained by the Company to provide consulting services to the Company on certain scientific matters. Consultant shall provide such consulting services as reasonably requested by the Company and as defined in Appendix A during the term of this Agreement. Unless otherwise agreed to by Consultant, all services hereunder shall be performed by Consultant, in its sole discretion, at his principal place of business or other offices.

         2. Term. The term of this Agreement shall commence as of the date first written above and terminating on December 1, 2001, provided that either party can terminate on 30 days' written notice. The term may be extended for an additional year upon the written mutual agreement of the parties.

         3. Compensation. In consideration for the performance of services hereunder, the Company hereby agrees to pay Consultant the aggregate sum of $50,000 during the first year of this Agreement, payable $4,500 per month. Additionally Consultant will be eligible for an option award of up to $10,000 per year. The Company hereby agrees to pay on a pre-approval basis all out-of-pocket expenses incurred by Consultant in connection with such services to be rendered hereunder. The Company acknowledges the anticipated expenses set forth on Appendix B.

         4. Confidentiality. The terms of the Confidentiality Agreement dated July 27, 2000 between Consultant and the Company shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         QUICK-MED TECHNOLOGIES, INC.               CONSULTANT

By:/s/ David Lerner                                 /s/ William Toreki
   ---------------------------------                ----------------------------
David Lerner, President

                                   Appendix A
              WORK PRODUCT FOR DR. WILLIAM TOREKI UNDER CONSULTING
                      AGREEMENT WITH QUICK MED TECHNOLOGIES

                               SAP Wound Dressing

Phase I - Sponges and Dressings
1.   Complete patent & literature search
2.   Acquire sponges and dressings from major manufacturers
3.   Modify each with SAP/antimicrobial and with DC 5700
4. Test each first with one Gram positive and one Gram negative bacteria type. (e.g. Staph. a & E. coli)
5.   Compare results to DC 5700 samples with same bacteria types.
6. If a Go, test further against major sources of wound infection (e.g. Pseudomonas a., Klebsiella p. etc.)
7. If a No Go, repeat above steps using biguanides & /or other antimicrobials as agreed
8. When Step 6 gives results that are significantly superior to DC 5700 go to Step 9
9.   Initiate patent disclosure(s)
10. Test for physical properties (strength, color, stability, sterilizability, etc.)
11.  Test for chemical properties ( extractability, FTIR, etc. )
12. Test for toxicity ( skin irritation and sensitivity, cell cultures, mutagenicity, etc.)
13. Complete other testing necessary to make presentations to potential JV partners or manufacturers
14.  Write monthly reports and participate in review meetings as appropriate

Phase II Diapers and Catamenials

Conduct same steps as in Phase I

                                Military Clothing

1. Initiate patent search and literature studies on chemical warfare gases, neutralizers, etc as required by latest military Chemical/Biological/Nuclear warfare protective apparel specifications and existing materials.
2.   Acquire starting materials
3.   Combine neutralizers with both hydrophilic and lipophilic type SAP's
4.   These will be submitted to JV partner to be laminated into apparel fabric
5.   JV partner and/or QMT will arrange for testing by appropriate challenges
6.   Make modifications to the SAP/neutralizer layer as required by test results
7.   Test for chemical and physical properties as required by Mil-specs
8.   Initiate patent disclosures
9.   Write monthly reports and participate in review meetings as appropriate.

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
                                   APPENDIX B

Proposed Budget IBAD and Military Clothing projects (12 month):

Consulting fee (Dr. Toreki), 12 mo. X $5,000/mo=                    $60,000
Overhead @ 10%  (payable to ARS, Inc.)                               $6,000

Supplies (substrates, monomers, solvents, petri dishes) =            $5,000
Additional lab equipment (if needed)=                                $4,000
Microbiological services =                                           $7,500
Bacterin, Inc. biofilm study=                                        $5,000
Irritation, cellculture and mutagenicity study=                      $5,000

                                                     Total    =     $98,500


Detailed definitions of the Milestones will be provided by Dr. Toreki in consultation with QMT. Compensation will be awarded by QMT's Compensation Committee of the Board based on the judgment of the Research Committee as to whether the applicable Milestones have been achieved.


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